Exhibit 99.1

HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR FIRST QUARTER 2005

BETHESDA, MD; April 27, 2005 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the first quarter ended March 25, 2005. First quarter results include the following:

•	Total revenue was $818 million and $777 million for the first quarter of 2005 and 2004, respectively.

•	Net income (loss) was $6 million and $(31) million for the first quarter of 2005 and 2004, respectively.

•	Loss per basic and diluted share was $(.01) and $(.12) for the first quarter of 2005 and 2004, respectively.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $192 million and $172 million for the first quarter of 2005 and 2004, respectively.

•	Funds from Operations (FFO) per diluted share was $.19 and $.13 for the first quarter of 2005 and 2004, respectively.

•	For both the first quarter of 2005 and 2004, costs associated with refinancing the Company’s senior notes resulted in a charge of $.04 for loss per diluted share and FFO per diluted share. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

FFO per diluted share, Adjusted EBITDA and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Operating Results

Comparable hotel RevPAR for the first quarter of 2005 increased 7.6% and comparable hotel adjusted operating profit margins increased 1.0 percentage point when compared to the first quarter of 2004. The Company’s first quarter increases in comparable hotel RevPAR and comparable hotel adjusted operating profit margins were driven by a 6.8% increase in average room rates and a 0.5 percentage point increase in occupancy.

Christopher J. Nassetta, president and chief executive officer, stated, “Our first quarter results were driven by significant increases in average room rates, which resulted in us achieving strong RevPAR growth for the quarter. We are confident that we can build on this early momentum and that operating results will continue to improve for the remainder of the year. Accordingly, we have increased our full-year RevPAR guidance to a range of 7% to 9%.”

Financing Transactions and Balance Sheet

On March 10, 2005, the Company issued $650 million of 6 3/8% Series N senior notes due in 2015 and received net proceeds of approximately $640 million. The Company used approximately $291 million of the net proceeds in the first quarter to purchase $280 million of its 8 3/8% Series E senior notes in a tender offer together with a consent solicitation. The remaining proceeds have been, or will be, used in the second quarter as follows:

•	approximately $174 million was used to redeem $169 million of 7 7/8% Series B senior notes and to pay prepayment premiums;

•	approximately $21 million was used to discharge the remaining Series E senior notes; and,

•	approximately $150 million will be used to prepay $140 million of mortgage debt secured by two of our Ritz-Carlton hotels and to pay prepayment premiums.

As of March 25, 2005, the Company had $589 million of cash and cash equivalents, which includes $176 million of Series N senior notes proceeds that was, or will be, used to prepay mortgage debt, pay the premiums for the prepaid Series B senior notes and discharge the Series E senior notes as discussed above. As of March 25, 2005, the Company also had $319 million of restricted cash, including $169 million of the Series N senior notes proceeds that were used to redeem the Series B senior notes as discussed above. In addition, on April 20, 2005, the Company announced that it will redeem all four million shares of its 10% Class B Cumulative Redeemable Preferred Stock on May 20, 2005. The aggregate redemption price is approximately $101 million, including accrued dividends.

The Company has $575 million of availability under its credit facility and no amounts outstanding.

W. Edward Walter, executive vice president and chief financial officer, stated, “Consistent with our strategy of improving our interest coverage ratios and maintaining a balanced maturity schedule, we successfully refinanced our higher-rated debt with the historically low interest rates on the Series N senior notes. Our improved cash flows should result in increasing dividends to stockholders. Additionally, the combination of a strong balance sheet, available cash and ready access to capital markets should enable us to invest in our current portfolio or pursue acquisition opportunities in the market place.”

Dispositions

In January 2005, the Company sold four non-core hotels for net proceeds of approximately $100 million and recorded a gain on the sales of approximately $13 million. Subsequent to quarter end, the Company also completed the sale of 85% of its interest in a joint venture that owned 120 Courtyard by Marriott properties for approximately $92 million. In conjunction with the sale of the Company’s interest, the joint venture was converted into a limited partnership. The Company owns a 3.6% limited partner interest in the newly-formed partnership and has the right to cause the partnership to redeem its limited partner interest under certain conditions between December 2007 and December 2009. The proceeds from these sales will be reinvested in either the acquisition of upper-upscale or luxury hotels, return on investment/repositioning projects, repayment of debt or for other general corporate purposes. The sale of the 85% interest in the Courtyard joint venture will result in a gain of approximately $42 million, net of taxes, in the second quarter. The Company’s net income for first quarter 2005 was below prior estimates, because the Company had assumed the Courtyard sale would occur in the first quarter of 2005.

2005 Outlook

The Company expects comparable hotel RevPAR for the second quarter of 2005 and full year 2005 to increase approximately 8% to 10% and 7% to 9%, respectively. For full year 2005, the Company also expects operating profit margins under GAAP to increase approximately 190 basis points to 250 basis points and comparable hotel adjusted operating profit margins to increase approximately 100 basis points to 150 basis points. Based upon this guidance, the Company estimates that for 2005 its:

•	earnings per diluted share should be approximately $.20 to $.22 for the second quarter and $.23 to $.32 for the full year;

•	net income should be approximately $82 million to $88 million for the second quarter and $117 million to $149 million for the full year;

•	Adjusted EBITDA should be approximately $872 million to $907 million, both of which have been reduced by approximately $8 million for distributions to minority interest partners of Host Marriott, L.P. for the full year;

•	FFO per diluted share should be approximately $.29 to $.30 for the second quarter and $1.01 to $1.09 for the full year (including approximately $22 million, or $.05 per diluted share, for the second quarter, and approximately $35 million, or $.09 per diluted share, for the full year, related to charges for call premiums and the acceleration of deferred financing costs for debt expected to be refinanced or repaid and original issuance costs for the Class B preferred stock that will be redeemed on May 20, 2005); and

•	Dividend per common share should be approximately $.09 to $.10 for the second quarter.

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 107 upper-upscale and luxury hotel properties primarily operated under premium brands, such as Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton® and Westin® (*). For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 26, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

(*)	This press release contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, has or will have any responsibility or liability for any information contained in this press release.

***Tables to Follow***

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company Notes

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 6% of the partnership interests in Host LP held by outside partners as of April 26, 2005, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott International, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Additionally, Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2005 ended on March 25, and the first quarter of 2004 ended on March 26. As a result, during the first quarter of 2005, we included 84 days of operations, while for first quarter 2004, we included 86 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately one-fourth of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations for the hotel operating statistics and comparable hotel results reported herein:

•	Hotel results for the first quarter of 2005 reflect 12 weeks of operations for the period from January 1, 2005 to March 25, 2005 for our Marriott-managed hotels and results from January 1, 2005 to February 28, 2005 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Hotel results for the first quarter of 2004 reflect 12 weeks of operations for the period from January 3, 2004 to March 26, 2004 for our Marriott-managed hotels and results from January 1, 2004 to February 29, 2004 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. Of the 107 full-service hotels that we owned as of March 25, 2005, 101 hotels have been classified as comparable hotels. The operating results of the following six hotels that we owned as of March 25, 2005 are excluded from comparable hotel results for these periods:

•	the Memphis Marriott (construction of a 200-room expansion started in 2003 and completed in 2004);

•	the Embassy Suites Chicago Downtown-Lakefront Hotel (acquired in April 2004);

•	the Fairmont Kea Lani Maui (acquired in July 2004);

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort (temporarily closed in September 2004); and

•	the Scottsdale Marriott at McDowell Mountains (acquired in September 2004).

In addition, the operating results of the four hotels we disposed of in the first quarter of 2005 and the nine hotels we disposed of in full-year 2004 are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA of both Host Marriott and Host LP, (iii) Adjusted EBITDA of both Host Marriott and Host LP and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share,

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process. We present Adjusted EBITDA of Host Marriott and Adjusted EBITDA of Host LP. The difference between these two presentations is equal to distributions to OP Unitholders other than Host Marriott.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Adjusted EBITDA of Host LP

Host Marriott owns approximately 94% of the partnership interest in Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. The difference between the Adjusted EBITDA of Host Marriott and the Adjusted EBITDA of Host LP is the distributions to OP Unitholders other than Host Marriott, which are equal on a per unit basis to the dividends paid per common share by Host Marriott. The Adjusted EBITDA of Host LP is presented in addition to the Adjusted EBITDA of Host Marriott because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except per share amounts)

	March 25, 2005	December 31, 2004
ASSETS
Property and equipment, net	$7,249	$7,274
Assets held for sale	—	113
Notes and other receivables	7	7
Due from managers	88	75
Investments in affiliates	64	69
Deferred financing costs, net	76	70
Furniture, fixtures and equipment replacement fund	155	151
Other	107	161
Restricted cash (b)	319	154
Cash and cash equivalents (b)	589	347

Total assets	$8,654	$8,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $492 million and $491 million, net of discount, of Exchangeable Senior Debentures, respectively (c)	$3,244	$2,890
Mortgage debt (c)	2,028	2,043
Convertible Subordinated Debentures	492	492
Other	97	98

Total debt	5,861	5,523

Accounts payable and accrued expenses	135	113
Liabilities associated with assets held for sale	—	26
Other	146	156

Total liabilities	6,142	5,818

Interest of minority partners of Host Marriott L.P.	118	122
Interest of minority partners of other consolidated partnerships	29	86

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $350 million) 50 million shares authorized; 14.0 million shares issued and outstanding	337	337
Common stock, par value $.01, 750 million shares authorized; 352.4 million shares and 350.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,952	2,953
Accumulated other comprehensive income	14	13
Deficit	(941)	(911)

Total stockholders’ equity	2,365	2,395

Total liabilities and stockholders’ equity	$8,654	$8,421

(a)	Our consolidated balance sheet as of March 25, 2005 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	Cash and cash equivalents and restricted cash at March 25, 2005 include $176 million and $169 million, respectively, of proceeds from our Series N senior notes, which were used to redeem or prepay senior notes and mortgage debt during the second quarter.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except per share amounts)

(c)	The senior notes and mortgage debt balances at March 25, 2005 do not reflect approximately $189 million and $140 million, respectively, of redemptions and prepayments made with the proceeds from our Series N senior notes during the second quarter. See the debt table in “Other Financial and Operating Data” for further detail.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 25, 2005	March 26, 2004
Revenues
Rooms	$486	$452
Food and beverage	251	246
Other	52	50

Total hotel sales	789	748
Rental income (b)	29	29

Total revenues	818	777

Expenses
Rooms	119	113
Food and beverage	186	182
Hotel departmental expenses	217	207
Management fees	34	31
Other property-level expenses (b)	65	67
Depreciation and amortization	84	80
Corporate and other expenses	14	13

Total expenses	719	693

Operating profit	99	84
Interest income	7	3
Interest expense	(109)	(118)
Net gains on property transactions	3	1
Gain on foreign currency and derivative contracts	2	—
Minority interest expense	(4)	(3)
Equity in losses of affiliates	(4)	(5)

Loss before income taxes	(6)	(38)
Benefit from income taxes	—	3

Loss from continuing operations	(6)	(35)
Income from discontinued operations (c)	12	4

Net income (loss)	6	(31)
Less: Dividends on preferred stock	(8)	(9)

Net loss available to common stockholders	$(2)	$(40)

Basic and diluted loss per common share	$(.01)	$(.12)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K

(b)	Rental income and expense are as follows:

	Quarter ended
	March 25,	March 26,
Rental income
Full-service	$11	$12
Limited service and office buildings	18	17

	$29	$29

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2
Limited service and office buildings	18	18

	$20	$20

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in the first quarter of 2005 and nine properties sold in 2004.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 25, 2005			Quarter ended March 26, 2004
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$6	352.0	$.02	$(31)	321.0	$(.09)
Dividends on preferred stock	(8)	—	(.03)	(9)	—	(.03)

Basic and diluted loss available to common stockholders per share (a) (b)	$(2)	352.0	$(.01)	$(40)	321.0	$(.12)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units, the Exchangeable Senior Debentures and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

(b)	Our results for the periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 25, 2005		Quarter ended March 25, 2005			Quarter ended March 26, 2004
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	20	11,035	$169.60	74.1%	$125.75	$163.41	72.6%	$118.63	6.0%
Florida	11	7,027	201.73	81.5	164.35	186.73	78.9	147.25	11.6
Mid-Atlantic	10	6,720	184.37	73.8	136.04	173.34	70.6	122.46	11.1
Atlanta	13	5,940	145.27	68.9	100.06	142.25	69.7	99.15	0.9
North Central	13	4,923	119.46	57.0	68.15	111.85	60.9	68.13	—
South Central	7	4,816	144.41	76.4	110.26	138.79	78.3	108.71	1.4
DC Metro	11	4,661	180.73	71.9	129.92	162.15	70.1	113.71	14.3
New England	6	3,032	136.25	58.9	80.26	128.66	59.4	76.44	5.0
Mountain	5	1,940	131.35	59.0	77.48	114.06	60.3	68.75	12.7
International	5	1,953	125.15	68.7	86.04	115.85	70.1	81.18	6.0

All Regions	101	52,047	164.37	71.3	117.22	153.95	70.8	108.96	7.6

Comparable Hotels by Property Type (a)

	As of March 25, 2005		Quarter ended March 25, 2005			Quarter ended March 26, 2004
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	41	25,839	$171.51	73.2%	$125.51	$161.27	72.5%	$116.85	7.4%
Suburban	34	12,492	130.69	64.4	84.17	122.53	64.4	78.93	6.6
Airport	16	7,328	124.11	73.0	90.60	117.29	73.0	85.60	5.8
Resort/Conference	10	6,388	241.51	75.5	182.41	224.63	74.3	166.82	9.3

All Types	101	52,047	164.37	71.3	117.22	153.95	70.8	108.96	7.6

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 25, 2005	March 26, 2004
Number of hotels	101	101
Number of rooms	52,047	52,167
Percent change in Comparable Hotel RevPAR	7.6%	—
Operating profit margin under GAAP (b)	12.1%	10.8%
Comparable hotel adjusted operating profit margin (c)	24.0%	23.0%

Comparable hotel sales
Room	$479	$449
Food and beverage	252	244
Other	52	50

Comparable hotel sales (d)	783	743

Comparable hotel expenses
Room	116	111
Food and beverage	185	179
Other	32	31
Management fees, ground rent and other costs	262	251

Comparable hotel expenses (e)	595	572

Comparable hotel adjusted operating profit	188	171

Non-comparable hotel results, net (f)	9	7
Limited service and office buildings, net (g)	—	(1)
Depreciation and amortization	(84)	(80)
Corporate and other expenses	(14)	(13)

Operating profit	$99	$84

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 25, 2005	March 26, 2004
Revenues per the consolidated statements of operations	$818	$777
Non-comparable hotel sales	(29)	(17)
Hotel sales for the property for which we record rental income, net	12	11
Rental income for office buildings and limited service hotels	(18)	(17)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	(11)

Comparable hotel sales	$783	$743

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended
	March 25, 2005	March 26, 2004
Operating costs and expenses per the consolidated statements of operations	$719	$693
Non-comparable hotel expenses	(22)	(14)
Hotel expenses for the property for which we record rental income	14	14
Rent expense for office buildings and limited service hotels	(18)	(18)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	(10)
Depreciation and amortization	(84)	(80)
Corporate and other expenses	(14)	(13)

Comparable hotel expenses	$595	$572

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations. For detail, see “Introductory Notes to Financial Information.”

(g)	Represents rental income less rental expense for limited service properties and office buildings. For detail, see footnote (b) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	March 25, 2005	December 31, 2004
Equity
Common shares outstanding	352.4	350.3
Common shares and minority held common OP Units outstanding	373.1	371.3
Preferred OP Units outstanding	.02	.02
Class B Preferred shares outstanding (a)	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding (a)	.03	.03
Class E Preferred shares outstanding	4.0	4.0

Security pricing (per share price)
Common (b)	$16.48	$17.30
Class B Preferred (b)	$26.05	$25.80
Class C Preferred (b)	$26.35	$26.37
Class E Preferred (b)	$27.41	$27.45
Convertible Preferred Securities (c)	$55.76	$57.25
Exchangeable Senior Debentures (d)	$1,102.20	$1,156.00

Dividends declared per share for calendar year
Common	$.08	$.05
Class A Preferred (e)	$—	$1.38
Class B Preferred	$.625	$2.50
Class C Preferred	$.625	$2.50
Class D Preferred	$.625	$2.50
Class E Preferred	$.555	$1.37

	March 25, 2005	December 31, 2004
Debt
Series B senior notes, with a rate of 7 7/8% due August 2008 (f)	$304	$304
Series E senior notes, with a rate of 8 3/8% due February 2006 (g)	20	300
Series G senior notes, with a rate of 9 1/4% due October 2007 (h)	237	243
Series I senior notes, with a rate of 9 1/2% due January 2007 (i)	457	468
Series K senior notes, with a rate of 7 1/8% due November 2013	725	725
Series M senior notes, with a rate of 7% due August 2012 (j)	346	346
Series N senior notes, with a rate of 6 3/8% due March 2015	650	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	492	491
Senior notes, with an average rate of 9.7%, maturing through 2012	13	13

Total senior notes	3,244	2,890
Mortgage debt (non-recourse) secured by $3.0 billion of real estate assets, with an average interest rate of 7.8% and 7.7% at March 25, 2005 and December 31, 2004, respectively (k)	2,028	2,043
Credit facility (l)	—	—
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 20, 2026	492	492
Other	97	98

Total debt	$5,861	$5,523

Percentage of fixed rate debt	86%	86%
Weighted average interest rate	7.1%	7.1%
Weighted average debt maturity	7.1 years	6.6 years

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	Quarter ended,
	March 25, 2005	March 26, 2004
Hotel Operating Statistics for All Full-Service Properties (m)
Average daily rate	$165.83	$150.41
Average occupancy	70.8%	70.8%
RevPAR	$117.41	$106.42

(a)	On April 20, 2005, we announced that we will redeem, at par, all four million shares of our 10% Class B Cumulative Redeemable Preferred stock for approximately $101 million, including accrued dividends on May 20, 2005, and 33,182 shares of our 10% Class D Cumulative Redeemable Preferred stock for approximately $1 million, including accrued dividends.

(b)	Share prices are the closing price as reported by the New York Stock Exchange.

(c)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $50 security, which is convertible into Host Marriott common stock upon the occurrence of certain events. For details, see our most recent Annual Report on Form 10-K.

(d)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(e)	On August 3, 2004, we redeemed all 4.16 million shares of the outstanding Class A preferred stock at a price of $25.00 per share plus dividends accrued to that date.

(f)	On April 11, 2005, we redeemed $169 million of the Series B senior notes with proceeds from our Series N senior notes offering.

(g)	On April 22, 2005, we discharged the remaining $20 million of Series E senior notes with proceeds from our Series N senior notes offering.

(h)	Includes the fair value of interest rate swap agreements of $(5) million and $1 million as of March 25, 2005 and December 31, 2004, respectively.

(i)	Includes the fair value of interest rate swap agreements of $7 million and $18 million as of March 25, 2005 and December 31, 2004, respectively.

(j)	On March 3, 2005, we exchanged all of our 7% Series L senior notes due 2012 for our 7% Series M senior notes due 2012. The terms of the Series L senior notes and the Series M senior notes are substantially identical in all material respects, except that the Series M senior notes are freely transferable by the holders and the Series L senior notes were not freely transferable by the holders.

(k)	In the second quarter, $140 million of mortgage debt secured by two of our Ritz-Carlton hotels will be repaid with proceeds from the Series N senior notes offering.

(l)	Our credit facility has an available capacity of $575 million. Currently, there are no amounts outstanding.

(m)	The operating statistics reflect all consolidated properties as of March 25, 2005 and March 26, 2004, respectively. The operating statistics include the results of operations for four hotels sold in the first quarter of 2005 and nine hotels sold in 2004 prior to their disposition.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 25, 2005			Quarter ended March 26, 2004
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net loss available to common stockholders	$(2)	352.0	$(.01)	$(40)	321.0	$(.12)
Adjustments:
Gains on dispositions, net of taxes	(13)	—	(.04)	(1)	—	—
Amortization of deferred gains, net	(2)	—	(.01)	(1)	—	—
Depreciation and amortization	83	—	24	83	—	.25
Partnership adjustments	6	—	02	5	—	.02
FFO of minority partners of Host LP (a)	(4)	—	(.01)	(3)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—	—	3.3	(.01)
Assuming conversion of Exchangeable Senior Debentures	5	27.4	—	—	—	—

FFO per diluted share (b) (c)	$73	381.4	$19	$43	324.3	$13

(a)	Represents FFO attributable to the minority interests in Host LP.

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

(c)	FFO per diluted share for first quarter 2005 and first quarter 2004 was affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

HOST MARRIOTT CORPORATION

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 25, 2005		Quarter ended March 26, 2004
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (1)	$(14)	$(14)	$(13)	$(13)
Minority interest expense (2)	1	1	1	1

Total	$(13)	$(13)	$(12)	$(12)

Per diluted share	$(.04)	$(.04)	$(.04)	$(.04)

(1)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during the first quarter 2004 and the first quarter 2005.

(2)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended
	March 25, 2005	March 26, 2004
Net income (loss)	$6	$(31)
Interest expense	109	118
Depreciation and amortization	84	80
Income taxes	—	(3)
Discontinued operations (a)	—	3

EBITDA (b)	199	167
Gains on dispositions	(13)	(1)
Amortization of deferred gains	(3)	(1)
Consolidated partnership adjustments:
Minority interest expense	4	3
Distributions to minority partners	—	(1)
Equity investment adjustments:
Equity in losses of affiliates	4	5
Distributions received from equity investments	1	—

Adjusted EBITDA of Host LP (b)	192	172
Distributions to minority interest partners of Host LP (c)	—	—

Adjusted EBITDA of Host Marriott (b)	$192	$172

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(b)	See the introductory notes to the financial information for discussion of non-GAAP measures.

(c)	No cash distributions were made in the first quarters of 2005 or 2004. However, the payment of the 2005 first quarter distribution of $.08 per unit was made on April 15, 2005 and will be reflected in the second quarter Adjusted EBITDA calculation.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Second Quarter 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Second Quarter 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$70	352.9	$.20
Adjustments:
Depreciation and amortization	83	—	.24
Gain on dispositions, net of taxes	(42)	—	(.12)
Partnership adjustments	2	—	—
FFO of minority partners of Host LP (b)	(6)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Convertible Subordinated Debentures	7	30.9	—
Assuming conversion of Exchangeable Senior Debentures	4	27.5	(.01)

FFO per diluted share (c)	$118	413.3	$.29

	High-end of Range
	Second Quarter 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$76	352.9	$.22
Adjustments:
Depreciation and amortization	83	—	.24
Gain on dispositions, net of taxes	(42)	—	(.12)
Partnership adjustments	2	—	—
FFO of minority partners of Host LP (b)	(6)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Convertible Subordinated Debentures	7	30.9	(.01)
Assuming conversion of Exchangeable Senior Debentures	4	27.5	(.01)

FFO per diluted share (c)	$124	413.3	$.30

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$81	353.3	$.23
Adjustments:
Depreciation and amortization	360	—	1.02
Gain on dispositions, net of taxes	(59)	—	(.16)
Partnership adjustments	7	—	.02
FFO of minority partners of Host LP (b)	(21)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	(.01)
Assuming conversion of Convertible Subordinated Debentures	—	—	—
Assuming conversion of Exchangeable Senior Debentures	19	27.9	(.03)

FFO per diluted share (c)	$387	383.2	$1.01

	High-end of Range
	Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$113	353.3	$.32
Adjustments:
Depreciation and amortization	360	—	1.02
Gain on dispositions, net of taxes	(59)	—	(.16)
Partnership adjustments	9	—	.03
FFO of minority partners of Host LP (b)	(23)	—	(.07)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	(.01)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	27.9	(.03)

FFO per diluted share (c)	$451	414.1	$1.09

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

	Full Year 2005
	Low-end of Range	High-end of Range
Net income	$117	$149
Interest expense	447	447
Depreciation and amortization	362	362
Income taxes	35	36

EBITDA	961	994
Gains on dispositions	(90)	(90)
Consolidated partnership adjustments:
Minority interest expense	12	14
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	—	—
Distributions received from equity investments	2	2

Adjusted EBITDA of Host LP	880	915
Distributions to minority interest partners of Host LP	(8)	(8)

Adjusted EBITDA of Host Marriott	$872	$907

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

Our full year and second quarter 2005 forecasts were based on the following assumptions:

•	RevPAR will increase 7% to 9% for the full year and 8% to 10% for the second quarter for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points and 150 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $300 million of hotels will be sold during 2005.

•	Approximately $400 million of acquisitions will be made during 2005.

•

Approximately $610 million of debt was refinanced, approximately $20 million of debt will be prepaid and approximately $100 million of Class B preferred stock will be redeemed during 2005. Charges, net of the minority interest benefit, totaling approximately $35 million, or $.09 of FFO per

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

diluted share, in call premiums and the acceleration of deferred financing costs associated with the debt repayments and the redemption of the Class B preferred stock will be incurred for the full year and approximately $22 million, or $.05 of FFO per diluted share, in the second quarter.

•	Fully diluted shares will be 383.2 million for the low-end of the range and 414.1 million for the high-end of the range for the full year, respectively, and 413.3 million for the second quarter.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Forecast Schedule of Comparable Hotel Adjusted Operating Profit Margin (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2005 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	7.0%	9.0%
Operating profit margin under GAAP (b)	13.1%	13.7%
Comparable hotel adjusted operating profit margin (c)	23.7%	24.2%

Comparable hotel sales
Room	$2,192	$2,234
Other	1,395	1,422

Comparable hotel sales (d)	3,587	3,656

Comparable hotel expenses
Rooms and other departmental costs	1,539	1,566
Management fees, ground rent and other costs	1,197	1,204

Comparable hotel expenses (e)	2,736	2,770

Comparable hotel adjusted operating profit	851	886

Non-comparable hotel results, net	76	76
Limited service and office buildings, net	5	5
Depreciation and amortization	(362)	(362)
Corporation and other expenses	(63)	(63)

Operating profit	$507	$542

(a)	See the introductory notes to the financial information for discussion of non-GAAP measure, reporting periods and comparable hotel results. Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2005. We have assumed that 100 hotels will be classified as comparable as of December 31, 2005, reflecting dispositions in January 2005 and certain other forecasted major renovations. No assurances can be made as to the hotels that will be in the comparable hotel set for 2005.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 1.0 to 1.5 basis points. The comparable hotel adjusted operating profit margin for 2004 was 22.7%, which reflects the results of 100 hotels currently forecasted to be classified as comparable for 2005 as noted above.

(d)	The reconciliation of forecast total revenues per the consolidated statements of operations to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Revenues per the consolidated statements of operations	$3,875	$3,948
Non-comparable hotel sales	(255)	(259)
Hotel sales for the property for which we record rental income, net	50	50
Rental income for office buildings and limited service hotels	(83)	(83)

Comparable hotel sales	$3,587	$3,656

HOST MARRIOTT CORPORATION

Forecast Schedule of Comparable Hotel Adjusted Operating Profit Margin (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Operating costs and expenses per the consolidated statements of operations	$3,368	$3,407
Non-comparable hotel expenses	(178)	(183)
Hotel expenses for the property for which we record rental income	50	50
Rent expense for office buildings and limited service hotels	(79)	(79)
Depreciation and amortization	(362)	(362)
Corporate and other expenses	(63)	(63)

Comparable hotel expenses	$2,736	$2,770

HOST MARRIOTT, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended
	March 25, 2005	March 26, 2004
Revenues
Rooms	$486	$452
Food and beverage	251	246
Other	52	50

Total hotel sales	789	748
Rental income (b)	29	29

Total revenues	818	777

Expenses
Rooms	119	113
Food and beverage	186	182
Hotel departmental expenses	217	207
Management fees	34	31
Other property-level expenses (b)	65	67
Depreciation and amortization	84	80
Corporate and other expenses	14	13

Total expenses	719	693

Operating profit	99	84
Interest income	7	3
Interest expense	(109)	(118)
Net gains on property transactions	3	1
Gain on foreign currency and derivative contracts	2	—
Minority interest expense	(4)	(6)
Equity in losses of affiliates	(4)	(5)

Loss before income taxes	(6)	(41)
Benefit from income taxes	—	3

Loss from continuing operations	(6)	(38)
Income from discontinued operations (c)	12	4

Net income (loss)	6	(34)
Less: Distributions on preferred units	(8)	(9)

Net loss available to common unitholders	$(2)	$(43)

Basic and diluted loss per common unit	$(.01)	$(.12)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K

(b)	Rental income and expense are as follows:

	Quarter ended
	March 25, 2005	March 26, 2004
Rental income
Full-service	$11	$12
Limited service and office buildings	18	17

	$29	$29

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2
Limited service and office buildings	18	18

	$20	$20

HOST MARRIOTT, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in the first quarter of 2005 and nine properties sold in 2004 prior to their disposition.

HOST MARRIOTT, L.P.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA for Host Marriott, L.P.

(unaudited, in millions)

	Quarter ended
	March 25, 2005	March 26, 2004
Net income (loss)	$6	$(34)
Interest expense	109	118
Depreciation and amortization	84	80
Income taxes	—	(3)
Discontinued operations (a)	—	3

EBITDA (b)	199	164
Gains on dispositions	(13)	(1)
Amortization of deferred gains	(3)	(1)
Minority interest expense	4	6
Distributions to minority partners	—	(1)
Equity investment adjustments:
Equity in losses of affiliates	4	5
Distributions received from equity investments	1	—

Adjusted EBITDA of Host LP(b)	$192	$172

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(b)	See the introductory notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts for Host Marriott, L.P.(a)

(unaudited, in millions)

	Full Year 2005
	Low-end of range	High-end of range
Net income	$123	$157
Interest expense	448	448
Depreciation and amortization	362	362
Income taxes	35	36

EBITDA	968	1,003
Gains on dispositions	(90)	(90)
Consolidated partnership adjustments:
Minority interest expense	5	5
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	—	—
Distributions received from equity investments	2	2

Adjusted EBITDA of Host LP	$880	$915

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Marriott Corporation.